Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity Canada Fund, Fidelity China Region Fund, Fidelity Emerging Asia Fund (f/k/a Fidelity Southeast Asia Fund), Fidelity Emerging Markets Fund, Fidelity Europe Fund, Fidelity Japan Fund, Fidelity Japan Smaller Companies Fund, Fidelity Latin America Fund, Fidelity Nordic Fund, Fidelity Overseas Fund, Fidelity Global Commodity Stock Fund, Fidelity International Discovery Fund, and Fidelity Pacific Basin Fund of our report dated December 17, 2010; Fidelity International Growth Fund of our report dated December 15, 2010; and Fidelity Series International Growth Fund of our report dated December 16, 2010 on the financial statements and financial highlights included in the October 31, 2010 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2010